Exhibit 10.2

TILE SHOP HOLDINGS, INC.

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

1.           Grant of Option. Tile Shop Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to [                                      ] (the “Optionee”), an option (the “Option”), pursuant to the Company’s 2021 Omnibus Equity Compensation Plan (the “Plan”), to purchase an aggregate of [                        ] shares (the “Underlying Shares”) of Common Stock, par value $0.0001 per share (“Common Stock”), of the Company at a price of $[         ] per share (the “Exercise Price”), purchasable as set forth in and subject to the terms and conditions of this Nonqualified Stock Option Agreement (the “Agreement”) and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all Subsidiaries of the Company. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan. To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflicting or inconsistent term contained herein.

2.           Nonqualified Stock Option. This Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

3.           Exercise of Option and Provisions for Termination.

(a)          Vesting Schedule. [Vesting to be specified by the Compensation Committee of the Board of Directors.] Except as otherwise provided in this Agreement, this Option may be exercised at any time prior to the tenth anniversary of the date of grant (the “Expiration Date”) in installments as to not more than the number of Underlying Shares then Vested pursuant to the provisions of this Section 3(a). The right of exercise shall be cumulative so that if this Option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all Underlying Shares not so purchased at any time prior to the Expiration Date or the earlier termination of this Option. This Option may not be exercised at any time after the Expiration Date.

(b)          Exercise Procedure. Subject to the conditions set forth in this Agreement, the Employee may exercise this Option by delivery of notice in a form (which may be electronic) approved by the Company to the Company or its designated Administrative Service (as defined below) accompanied by payment of consideration in an amount equal to the aggregate Exercise Price for the Underlying Shares to be purchased by such means as may be permitted by the Company or the Administrative Service, including, without limitation, by electing that the Company or the Administrative Service withhold delivery of such number of Underlying Shares having an aggregate Fair Market Value equal in amount to the aggregate Exercise Price for all Underlying Shares to be purchased plus the amount of all applicable Federal, state and local income and employment tax withholding requirements and applicable fees. Such exercise shall be effective upon receipt by the Company or the Administrative Service of such notice together with the required payment. The Employee may purchase less than the number of Underlying Shares for which this Option is Vested at any point in time; provided, however, that no partial exercise of this Option may be for any fractional shares. “Administrative Service” shall mean any third-party stock option administrator designated by the Company from time to time.

(c)          Continuous Service Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Optionee, at the time that he or she exercises this Option, is, and has been at all times since the date of grant of this Option, has remained in continuous employment or other service with the Company or a Subsidiary (“Continuous Service”).

(d)          Exercise Period Upon Termination of Service. If the Optionee’s Continuous Service ceases for any reason other than death or Disability, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Expiration Date); provided, however, that this Option shall be exercisable only to the extent that the Optionee was entitled to exercise this Option on the date of such cessation of Continuous Service.

(e)          Exercise Period Upon Death or Disability. If the Optionee’s Continuous Service ceases prior to the Expiration Date as a result of the Optionee’s death or Disability (as defined below), or if the Optionee dies within three months after the cessation of the Optionee’s Continuous Service, this Option shall be exercisable, within the period of one year following the date of death or Disability of the Optionee (but in no event after the Expiration Date) by the Optionee or by the person to whom this Option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; provided, however, that this Option shall be exercisable only to the extent that this Option was exercisable by the Optionee on the date of his or her death or Disability. For purposes of this Agreement, “Disability” means a physical or mental incapacity which qualifies the Optionee to collect a benefit under a long term disability plan maintained by the Company, or such similar mental or physical condition which the Committee may determine to be a disability, regardless of whether either the Optionee or the condition is covered by any such long term disability plan.

(f)           Discharge for Cause. If the Optionee’s Continuous Service ceases prior to the Expiration Date because he or she is discharged for Cause, the right to exercise this Option shall terminate immediately upon such termination for Cause.

4.           Non-transferability of Option. Except as provided in Section 3(e), this Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null, void and of no further force of effect.

5.           No Right to Employment or Other Service. Nothing contained in this Agreement is to be construed as giving the Stockholder any right to be retained, in any position, as an Employee, Director or Consultant of the Company or a Subsidiary.

6.           Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any Underlying Shares unless and until the date on which the Optionee becomes the holder of record of the Underlying Shares purchased pursuant to this Option on the books and records of the Company, as maintained by the transfer agent for the Company’s Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.

7.           Adjustments. The number and kind of shares of Common Stock subject to this Option and the Exercise Price for each share of Common Stock subject to this Option shall be subject to adjustment as provided in Section 16 of the Plan.

8.           Change of Control.

(a)          General. In the event of a Change of Control, the Optionee shall, with respect to this Option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 21 of the Plan.

(b)          Acceleration. In the event of a Change of Control, the Vesting schedule set forth in Section 3(a) of this Agreement may be accelerated in whole or in part at the sole discretion of the Committee.

9.           Withholding Taxes. The Company’s obligation to deliver Underlying Shares upon the exercise of this Option shall be subject to the Optionee’s satisfaction of all applicable Federal, state and local tax withholding requirements.

10.         Miscellaneous.

(a)          Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

(b)          All notices under this Agreement shall be mailed, delivered by hand, or delivered by electronic means to the parties pursuant to the contact information for the applicable party set forth in the records of the Administrative Service, or at such other address as may be designated in writing by either of the parties to the other party.

(c)          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d)          The Optionee hereby accepts, by signature or electronic means delivered to the Administrative Service, this Option and agrees to the terms and conditions of this Agreement and the Plan. The Optionee hereby acknowledges receipt of a copy of the Plan.

Date of Grant: [_____________]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

TILE SHOP HOLDINGS, INC.

By:
Name:	Cabell H. Lolmaugh
Title:	Chief Executive Officer

OPTIONEE

[___________________]

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